BYLAWS
                                       OF
                              BENHAM MANAGER FUNDS
                         A Massachusetts Business Trust
                           (last amended May 17, 1995

                                    ARTICLE I
                                     OFFICES

         Section 1. PRINCIPAL OFFICE. The Board of Trustees shall fix the location of the principal executive office of the Trust at any place within or outside the Commonwealth of Massachusetts.

         Section 2. OTHER OFFICES. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.


                                   ARTICLE II
                              SHAREHOLDER MEETINGS

         Section 1. LOCATION OF MEETINGS. Shareholder meetings shall be held at any place within or outside the Commonwealth of Massachusetts designated by the Board of Trustees. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Trust.

         Section 2. CALL OF MEETING. A meeting of the shareholders may be called at any time by the Board of Trustees, the Chairman of the Board, or the President.

         Section 3. NOTICE OF SHAREHOLDER MEETING. Notices of any shareholder meetings shall be sent or otherwise given in accordance with Section 4 of this
Article II not less than ten (10) nor more than seventy-five (75) days before the date of the meeting. The notice shall specify (i) the location, date, and hour of the meeting, and (ii) the general nature of the business to be conducted. The notice of any shareholder meeting at which Trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.

         If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a Trustee or Trustee nominee has a direct or indirect financial interest, (ii) an amendment to the Declaration of Trust,
(iii) a reorganization of the Trust, or (iv) a voluntary dissolution of the Trust, the notice shall state the general nature of that proposal.

         Section 4. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given either personally, or by United States mail, or telegraphic, or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Trust or its transfer agent or given by the shareholder to the Trust for the purpose of receiving notice of shareholder meetings. If no such address appears on the Trust's books or is given, notice shall be deemed to have been given if sent to that shareholder by United States mail or telegraphic or other written communication to the Trust's principal executive office, or if said notice is published at least once in a newspaper of general circulation in the county where the Trust's principal office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the shareholder at the address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Trust for a period of one year from the date of giving notice.

         An affidavit of the mailing or other means of giving any notice of any shareholder meeting shall be executed by the secretary, assistant secretary, or any transfer agent of the Trust giving the notice, and shall be filed and maintained in the minute book of the Trust.

         Section 5. ADJOURNED MEETING; NOTICE. Any shareholder's meeting, whether or not a quorum is present, may be adjourned from time to time by vote of a majority of the shares represented at that meeting, either in person or by proxy.

         When any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Board of Trustees shall set a new record date. Where required, notice of any such adjournment shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 3 and 4 of this Article II. At any adjourned meeting, the Trust may conduct any business which might have been conducted at the original meeting.

         Section 6. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time. The shareholders' vote may be by voice vote or by ballot, provided, however, that any election of Trustees must be by ballot if any shareholder demands a ballot vote before the voting has begun. On any matter other than election of Trustees, a shareholder may vote a portion of his shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which he is voting affirmatively, it will be conclusively presumed that the shareholder's affirmative vote is with respect to the total shares that the shareholder is entitled to vote on such proposal.

         Section 7. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. The transactions of the meeting of shareholders, however called and noticed and wherever held, shall be as valid as though such transaction had occurred at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be conducted or the purpose of any shareholder meeting.

         Attendance by a shareholder at a meeting shall also constitute a waiver of notice of that meeting, except when the shareholder objects at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened, and provided that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

         Section 8. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records. Any shareholder giving a written consent or the shareholder's proxy, or a transferee of the shares, or a personal representative of the shareholder or their respective proxy may revoke the consent to action without a meeting by written notice received by the Secretary of the Trust before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

         If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article II. In the case of approval of (i) contracts or transactions in which a Trustee has a direct or indirect financial interest, (ii) indemnification of agents of the Trust, or (iii) a reorganization of the Trust, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

         Section 9. RECORD DATE FOR SHAREHOLDER NOTICE; VOTING; GIVING CONSENTS. For purposes of determining the shareholders entitled to notice of any meeting, or to vote at such meeting, or entitled to give consent to action without a meeting, the Board of Trustees may fix in advance a record date which shall not be more than seventy-five (75) days nor less than ten (10) days before the date of any such meeting as provided in the Declaration of Trust.

         If the Board of Trustees does not so fix a record date:

         (a) The record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         (b) The record date for determining the shareholders entitled to give consent to action in writing without a meeting (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopt the resolution relating to that action or the seventy-fifth day before the date of such other action, whichever is later.

         Section 10. PROXIES. Every shareholder entitled to vote for Trustees, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the shareholder and filed with the Secretary of the Trust. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Trust stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the California General Corporation Law.

         Section 11. INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board of Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may and on the request of any shareholder or a shareholder's proxy, shall appoint a person to fill the vacancy.

         Inspectors of Election shall:

         (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity, and effect of proxies;

         (b) Receive votes, ballots, or consents;

         (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

         (d) Count and tabulate all votes or consents;

         (e) Determine when the polls shall close;

         (f) Determine the result; and

         (g) Perform any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                   ARTICLE III
                                    TRUSTEES

         Section 1. POWERS. Subject to the applicable provisions of the Declaration of Trust and these Bylaws relating to actions required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Trust shall be managed, and all powers shall be exercised by or under the direction of, the Board of Trustees.

         Section 2. NUMBER AND QUALIFICATION OF Trustees The authorized number of Trustees shall be not less than 7 nor more than 11 until changed by a duly adopted amendment to the Bylaws or by resolution of the Trustees. The selection and nomination of disinterested directors is committed solely to the discretion of a Nominating Committee consisting of all sitting disinterested directors except where the remaining director or directors are interested persons.

         Section 3. VACANCIES. Vacancies on the Board of Trustees may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, unless the Board of Trustees calls a meeting of shareholders for the purpose of electing Trustees. In the event that at any time less than a majority of the Trustees holding office at that time were so elected by the holders of the outstanding voting securities of the Trust, the Board of Trustees shall forthwith cause to be held as promptly as possible, and in any event within sixty (60) days, a meeting of such holders for the purpose of electing Trustees to fill any existing vacancies in the Board of Trustees, unless such period is extended by order of the United States Securities and Exchange Commission.

         Section 4. LOCATION OF MEETING; MEETINGS BY TELEPHONE. All meetings of the Board of Trustees may be held at any location within or outside the Commonwealth of Massachusetts. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at the meeting; provided that, in accordance with the provisions of the Investment Company Act of 1940, the Board may not transact by such a meeting any business which involves the entering into, or the approval, performance, or renewal of any contract or agreement, whereby a person undertakes regularly to serve or act as the Fund's investment advisor or principal underwriter.

         Section 5. REGULAR MEETINGS. Regular meetings of the Board of Trustees shall be held at such time as shall from time to time be fixed by the Board of Trustees. Such regular meetings may be held without notice.

         Section 6. SPECIAL MEETINGS. Special meetings of the Board of Trustees for any purpose may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two (2) Trustees.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail or telegram, charges prepaid, addressed to each Trustee at that Trustee's address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the meeting is to be held. In case the notice is delivered personally or by telephone or telegraph, it shall be given at least forty-eight (48) hours before the time the meeting is to be held. Any oral notice given personally or by telephone may be communicated either to a Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee. The notice need not specify the purpose of the meeting or the place f the meeting is to be held at the principal executive office of the Trust.

         Section 7. QUORUM. A majority of the authorized number of Trustees shall constitute a quorum, except to adjourn as provided in Section 10 of this
Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held, at which a quorum is present, shall be regarded as the act or decision of the Board of Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of one or more Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

         Section 8. WAIVER OF NOTICE. Notice of any meeting need not be given to any Trustee who, either before or after the meeting, signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement the lack of notice to that Trustee.

         Section 9. ADJOURNMENT. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and location.

         Section 10. NOTICE OF ADJOURNMENT. Notice of the time and location of an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours. In such a case notice of the time and location shall be given before the time of the adjourned meeting, in the manner specified in Section 6 of this Article III, to the Trustees who were present at the time of the adjournment.

         Section 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Trustees may be taken without a meeting, if a majority of the members of the Board of Trustees shall individually or collectively consent in writing to that action; provided that, in accordance with the Investment Company Act of 1940, such written consent does not approve the entering into, or the renewal, or performance, of any contract or agreement, whereby a person undertakes regularly to serve or act as the Trust's investment advisor or principal underwriter. Any other action by written consent shall have the same force and effect as a majority vote of the Board of Trustees. Written consents shall be filed with the minutes of the proceedings of the Board of Trustees.

         Section 12. FEES AND COMPENSATION OF TRUSTEES. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees. This Section 12 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

                                   ARTICLE IV
                                   COMMITTEES

         Section 1. COMMITTEES OF TRUSTEES. The Board of Trustees may by resolution adopted by a majority of the authorized number of Trustees designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Board. The Board may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

         (a) the approval of any action which under applicable law also requires shareholders' approval or approval of the outstanding shares, or requires approval by a majority of the entire Board or certain members of said Board;

         (b) the filling of vacancies on the Board of Trustees or on any committee;

         (c) the fixing of compensation of the Trustees for serving on the Board of Trustees or on any committee;

         (d) the amendment or repeal of the Declaration of Trust or of the Bylaws or the adoption of new Bylaws;

         (e) the amendment or repeal of any resolution of the Board of Trustees which by its express terms is not so amendable or repealable;

         (f) a distribution to the shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Board of Trustees; or

         (g) the appointment of any other committees of the Board of Trustees or the members of these committees

         Section 2. MEETINGS AND ACTIONS OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Board of Trustees, and notice of special meetings of committees shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board of Trustees may adopt rules for the government of any committee consistent with the provisions of these Bylaws.

                                    ARTICLE V
                                    OFFICERS

         Section 1. OFFICERS. The officers of the Trust shall be a President, a Secretary, and a Treasurer. The Trust may also have, at the discretion of the Board of Trustees, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

         Section 2. ELECTION OF OFFICERS. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article V, shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.

         Section 3. SUBORDINATE OFFICERS. The Board of Trustees may appoint, and may empower the President to appoint, such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority, and perform such duties from time to time, as are provided in these Bylaws or as the Board of Trustees may from time to time determine.

         Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting of the Board if Trustees or, except in the case of an officer chosen by the Board of Trustees, by any officer upon such power of removal may be conferred by the Board of Trustees.

         Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

         Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

         Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer is elected, shall if present preside at meetings of the Board of Trustees, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Trustees or prescribed by the Bylaws.

         Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairman of the Board, if there be such an officer, the President shall be the principal executive officer and the principal operating officer of the Trust and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Trust. He shall preside at all shareholder meetings and, in the absence of the Chairman of the Board or if there be none, at all meetings of the Board of Trustees. He shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

         Section 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Trustees or, if not ranked, a Vice President designated by the Board of Trustees, shall perform all the duties of the President, and when so acting, shall have all powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or by these Bylaws, and by the President or the Chairman of the Board.

         Section 9. SECRETARY. The Secretary shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Board of Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees, and shareholders with the time and location, whether regular or special, and, if special, how authorized; the notice given; the names of those present at Trustees' meetings or committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings of all such meetings.

         The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, as determined by resolution of the Board of Trustees, a share register or a duplicate share register showing the names of all shareholders and their addresses; the number, series, and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and the Board of Trustees required by these Bylaws, or by applicable law, to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these Bylaws.

         Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal financial and accounting officer of the Trust, and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the property and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Trustee.

         The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board of Trustees. He shall disburse the funds of the Trust as may be ordered by the Board of Trustees; shall render to the President and Trustees, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Trust; and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these Bylaws.

                                   ARTICLE VI
                     INDEMNIFICATION OF TRUSTEES, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

         Section 1. AGENTS, PROCEEDINGS AND EXPENSES. For the purpose of this Article, "agent" means any person who is or was a Trustee, officer, employee, or other agent of this Trust, or is or was serving at the request of this Trust as a Trustee, director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, Trust or other enterprise, or was a Trustee, director, officer, employee or agent of a foreign or domestic corporation which was a predecessor of another enterprise at the request of such predecessor entity; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under this Article.

         Section 2. ACTIONS OTHER THAN BY THE TRUST: This Trust shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this Trust) by reason of the fact that such person is or was an agent of this Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of this Trust and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Trust, or that the person had reasonable cause to believe that the person's conduct was unlawful.

         Section 3. ACTIONS BY THE TRUST. This Trust shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of this Trust to procure a judgment in its favor by reason of the fact that person is or was an agent of this Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action, if that person acted in good faith, in a manner that person believed to be in the best interests of this Trust and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

         Section 4. EXCLUSION OF INDEMNIFICATION. Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agent's office with this Trust.

         No indemnification shall be made under Sections 2 or 3 of this Article:

         (a) In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable in the performance of his duties to the Trust, unless and only to the extent that the court in which that action was brought shall determine, upon application, that in view of all the circumstances of the case, the person was not liable by reason of the disabling conduct set forth in the preceding paragraph and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or

         (b) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval, or of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval, unless the required approval set forth in Section 6 of this Article is obtained.

         Section 5. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of this Trust has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue, or matter therein, before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the Board of Trustees, including a majority who are not party to the proceeding and who are not interested persons of the Trust (as defined in the Investment Company Act of 1940), also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

         Section 6. REQUIRED APPROVAL. Except as provided in Section 5 of this Article, any indemnification under this Article shall be made by the Trust only if authorized in each specific case. No indemnification shall be made without a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article and that such agent is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article,

         Such determination shall be evidenced by:

         (a) A majority vote of a quorum consisting of Trustees who are not parties to the proceeding and who are not interested persons of the Trust (as defined in the Investment Company Act of 1940); or

         (b)  A written opinion of independent legal counsel.

         Section 7. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by this Trust before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article, provided the agent provides a security for his undertaking, or a majority of a quorum of the disinterested, non-party Trustees, or an independent legal counsel in a written opinion, determine that based on a review of readily available facts, there is reason to believe that said agent ultimately will be found entitled to indemnification.

         Section 8. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than Trustees and officers of this Trust or any subsidiary hereof may be entitled by contract or otherwise.

         Section 9. LIMITATIONS. No indemnification or advance shall be made under this Article, except as provided in Sections 5 or 6, in any circumstances where it appears that:

         (a) It would be inconsistent with a provision of the Declaration of Trust, a resolution of the shareholders, or an agreement in effect at the time the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

         (b) It would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         Section 10. INSURANCE. Upon and in the event of a determination by the Board of Trustees of this Trust to purchase such insurance, this Trust shall purchase and maintain insurance on behalf of any agent of this Trust against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, but only to the extent that this Trust would have the power to indemnify the agent against that liability under the provisions of this Article.

         Section 11. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any Trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a Trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

                                  ARTICLE VII
                              RECORDS AND REPORTS

         Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. This Trust shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Trustees, a record of its shareholders, giving the names and addresses of all shareholders and the number and series and classes of shares held by each shareholder.

         Section 2. MAINTENANCE AND INSPECTION OF BYLAWS. The Trust shall keep at its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by shareholders at all reasonable times during office hours.

         Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such location or locations designated by the Board of Trustees, or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting Trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting Trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

         Section 4. INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical property of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

         Section 5. FINANCIAL STATEMENTS. A copy of any financial statements and any income statement of the Trust for each quarterly period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be made available at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

         The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.

                                  ARTICLE VIII
                                 GENERAL MATTERS

         Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Trustees.

         Section 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Trustees, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         Section 3. CERTIFICATES FOR SHARES. A certificate or certificates for shares of beneficial interest in any series of the Trust shall be issued to each shareholder provided that the shares are fully paid. All certificates for shares shall be signed in the name of the Trust by the

Chairman of the Board, the President or any Vice President and by the Chief Financial Officer, Controller, Assistant Controller, or the Secretary or Assistant Secretary, certifying the number of shares and the name of the series of which the shareholder owns shares. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed on a certificate, shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, the certificate may be issued by the Trust with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation, and transfer of its shares by electronic or other means.

         Section 4. LOST CERTIFICATES. Except as provided in this Section 4, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board of Trustees may share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Trustees may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

         Section 5. REPRESENTATION OF SHARES OF OTHER ENTITIES. The Chairman of the Board, the President, any Vice President or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote on behalf of the Trust any and all shares of any corporations, partnerships, Trusts, or other entities, foreign or domestic, held in the name of the Trust. The authority granted to these officers to vote, or to represent on behalf of the Trust any and all shares held by the Trust in any form of entity may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by any of these officers.

                                   ARTICLE IX
                              CUSTODY OF SECURITIES

         Section 1. EMPLOYMENT OF A CUSTODIAN. The Trust shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments included in the Trust property. The custodian (and any sub-custodian) shall be a bank having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Trustees, who shall fix its remuneration.

         Section 2. ACTION UPON TERMINATION OF CUSTODIAN AGREEMENT. Upon termination of a custodian agreement or the inability of the custodian to continue to serve, the Trustees shall promptly appoint a successor custodian. In the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding voting securities of the Trust, the custodian shall deliver and pay over all Trust property held by it as specified in such vote.

         Section 3. CENTRAL CERTIFICATE SYSTEM. Subject to such rules, regulations and orders as the Securities and Exchange Commission (the "Commission") may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are tested as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodian.

         Section 4. ACCEPTANCE OF RECEIPTS IN LIEU OF CERTIFICATES. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

                                    ARTICLE X
                                   AMENDMENTS

         Section 1. AMENDMENT BY SHAREHOLDERS. The Bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares of the Trust entitled to vote, except as otherwise provided by applicable law or by the Declaration of Trust or these Bylaws.

         Section 2. AMENDMENT BY TRUSTEES. Subject to the right of shareholders as provided in Section 1 of this Article to adopt, amend, or repeal Bylaws, and except as otherwise provided by applicable law or by the Declaration of Trust, these Bylaws may be amended, or repealed by the Board of Trustees.